Exhibit 99.4

Michael Baker Corporation (“the Company”) acquired of 100% of the outstanding shares of RBF Consulting (“RBF”) on October 3, 2011, (“the Acquisition”). The following unaudited pro forma condensed consolidated financial statements of the Company include adjustments to the Company’s historical financial statements to reflect the Acquisition.

The historical financial information of the Company has been derived from the historical audited and consolidated financial statements of the Company included in the Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited condensed consolidated financial statements of the Company included in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2011. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011 were prepared as if the Acquisition occurred on January 1, 2010. The unaudited pro forma condensed consolidated balance sheet was prepared as if the Acquisition occurred as of September 30, 2011. The pro forma adjustments give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable and (3) with respect to the consolidated statements of income, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed consolidated financial statements presented do not purport to represent what the results of operations or financial position of the Company would have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma consolidated financial information have been made.

The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements in the Company’s 2010 Annual Report on Form 10-K and the September 30, 2011 Quarterly Report on Form 10-Q.

Michael Baker Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2011

(In thousands, except share amounts)	As Reported (a)	RBF (b)	Pro forma Adjustments		Pro forma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$81,945	$329	$(45,730)
			1,223	(c)	$37,767
Available for sale securities	14,468	—	—		14,468
Receivables, net	81,488	36,320	—		117,808
Unbilled revenues on contracts in progress	59,566	2,834	—		62,400
Prepaid expenses and other	6,918	5,445	(1,404	)(d)	10,959

Total current assets	244,385	44,928	(45,911)		243,402

Property, Plant and Equipment, net	15,772	3,497	3,126	(e)	22,395
Other Long-term Assets
Goodwill	54,756	—	22,012	(f)	76,768
Other intangible assets, net	10,198	—	18,379	(g)	28,577
Other long-term assets	7,186	1,911	(776	)(h)	8,321

Total other long-term assets	72,140	1,911	39,615		113,666

Total assets	$332,297	$50,336	$(3,170)		$379,463

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current Liabilities
Accounts payable	$32,859	$2,907	$5,021	(i)	$40,787
Accrued employee compensation	25,294	3,723	—		29,017
Accrued insurance	10,737	—	—		10,737
Billings in excess of revenues on contracts in progress	17,189	2,035	—		19,224
Deferred income tax liability	6,451	21,104	(11,859	)(j)
			(7,945	)(k)	7,751
Income taxes payable	279		7,945	(k)	8,224
Other accrued expenses	9,712	4,234	(201	)(l)
			(3,000	)(m)
			200	(n)
			1,423	(o)	12,368

Total current liabilities	102,521	34,003	(8,416)		128,108

Long-term Liabilities
Deferred income tax liability	8,614	200	17,685	(j)	26,499
Other long-term liabilities	9,121	861	(754	)(l)	9,228

Total liabilities	120,256	35,064	8,515		163,835

Shareholders’ Investment
Common Stock, par value $1, authorized 44,000,000 shares, issued 9,838,911 (10,042,129 on a pro forma basis)	9,839	11,550	(11,347	)(p)	10,042
Additional paid-in capital	62,249	—	3,384	(p)	65,633
Retained earnings	144,219	3,722	(3,722	)(p)	144,219
Accumulated other comprehensive loss	(90)	—	—		(90)
Less—499,185 shares of Common Stock in treasury, at cost	(4,847)	—	—		(4,847)

Total Michael Baker Corporation shareholders’ investment	211,370	15,272	(11,685)		214,957
Noncontrolling interests	671	—	—		671

Total shareholders’ investment	212,041	15,272	(11,685)		215,628

Total liabilities and shareholders’ investment	$332,297	$50,336	$(3,170)		$379,463

(a)	As reported by the Company in its Quarterly Report on Form 10-Q as of September 30, 2011.

(b)	Balance Sheet of RBF as of September 30, 2011.

(c)	Estimated net cash exchanged for the acquisition of RBF:

Cash paid to RBF upon acquisition	$45,730
Cash received from RBF to fund professional liability tail insurance premiums and bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf	(1,223)

Total adjustments to cash	$44,507

(d)	This balance represents the reduction in RBF’s “Prepaid expenses and other” of $181 related to RBF’s board of Director fees and $1,223 of cash received from RBF as part of the Stock Purchase Agreement to fund professional liability tail insurance premiums and bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.

(e)	The following represents the derivation of the pro forma adjustment to reflect the preliminary estimate of fair value of the acquired fixed assets:

	Net Book value	Estimated Fair Value	Pro forma Adjustment
Property, plant and equipment	$3,497	$6,623	$3,126
(f) The following represents the calculation of Goodwill:
Fair value of consideration transferred at closing ($45,730 of cash and $3,587 of stock)	49,317
Cash received from RBF to fund professional liability tail insurance premiums bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.	(1,223)
Preliminary net working capital adjustment	5,021
Less: Net assets received	(31,103)

Total Goodwill	$22,012

(g) Other intangible assets’ preliminary estimated fair value consisted of the following:
Project backlog	$4,590
Customer contracts and related relationships	12,070
Non-competition agreements	1,069
Trademark / Trade name	650

Total Other intangible assets	$18,379

(h)	This balance represents the reduction in RBF’s “Other long-term assets” of $776 related to existing goodwill from previous RBF acquisitions.

(i)	The accounts payable adjustment consists of the preliminary net working capital adjustment payable.

(j)	These balances represent reclassifications and adjustments for the conversion of RBF from a cash basis tax payer to the accrual basis. The incremental deferred income tax liability adjustments primarily reflect the deferred tax liability generated as a result of the acquired intangible assets, which have a tax basis of zero.

(k)	These balances represent a reclassification of RBF’s “Income tax payable” from “Deferred tax liability”.

(l)	Elimination of RBF’s deferred rent liabilities upon acquisition.

(m)	Elimination of RBF’s $3,000 borrowings related to their line of credit.

(n)	This represents the accrual for bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.

(o)	This represents the accrual to fair value the RBF operating leases.

(p)	203,218 shares were issued in connection with the acquisition. The fair value of the stock on the day of the sale was $3,587 using the Company’s closing price on October 3, 2011 of $17.65 per share. Shareholders’ investment was adjusted as follows:

	Issuance of equity	Elimination of RBF	Pro forma Adjustments
Common stock	$203	$(11,550)	$(11,347)
Additional paid-in capital	3,384	—	3,384
Retained earnings	—	(3,722)	(3,722)

	$3,587	$(15,272)	$(11,685)

Michael Baker Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the nine months ended September 30, 2011

(In thousands, except share amounts)	As Reported (a)	RBF (b)	Pro forma Adjustments		Pro forma As Adjusted
Revenues	$382,233	$78,975	$—		$461,208

Cost of work performed	306,591	59,933	2,255	(c)	368,779

Gross profit	75,642	19,042	(2,255)		92,429
Selling, general and administrative expenses	56,982	20,038	(816	)(c)	76,204

Operating income/(loss)	18,660	(996)	(1,439)		16,225

Other income/(expense):
Equity income from unconsolidated subsidiary	596	—	—		596
Interest income	329	18	2	(d)	349
Interest expense	(116)	(118)	118	(e)	(116)
Other, net	(251)	277	—		26

Income/(loss) before income taxes and noncontrolling interests	19,218	(819)	(1,319)		17,080
Provision/(benefit) for income taxes	5,587	352	(495	)(f)	5,444

Net income/(loss) from continuing operations before noncontrolling interests	13,631	(1,171)	(824)		11,636
Income from discontinued operations, net of tax	101	—	—		101

Net income/(loss) before noncontrolling interests	13,732	(1,171)	(824)		11,737
Less: Income attributable to noncontrolling interests	(814)	—	—		(814)

Net income/(loss) attributable to Michael Baker Corporation	$12,918	$(1,171)	$(824)		$10,923

Average shares outstanding
Basic	9,283,508		—	(g)	9,283,508
Diluted	9,305,678		203,218	(g)	9,508,896

Earnings per share (“E.P.S.”) attributable to Michael Baker Corporation
Basic E.P.S. – Continuing operations	$1.38				$1.17
Diluted E.P.S. – Continuing operations	1.38				1.14
Basic E.P.S. – Net income	1.39				1.18
Diluted E.P.S. – Net income	$1.39				$1.15

(a)	As reported by the Company in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2011.

(b)	Results of operations of RBF for the nine months ended September 30, 2011.

(c)	Increase/(decrease) in costs as a result of the acquisition:

	COWP	SG&A
Intangible asset amortization	$2,579	$774
Above-market rent	(324)	—
The Company’s transaction costs		(764)
RBF’s transaction costs		(218)
RBF’s stock-based compensation	—	(38)
RBF’s board fees	—	(544)
Life insurance premiums of former RBF officers	—	(26)

Net increase/(decrease) in costs	2,255	$(816)

(d)	This adjustment reflects the reduction in interest earned during the period on the cash and cash equivalents used to finance the acquisition. The adjustment assumes an average interest rate of 0.22%.

(e)	Interest expense for RBF was eliminated as a pro forma adjustments as the Company did not assume $3.0 million of RBF’s line of credit borrowings as part of the transaction.

(f)	This is the tax impact of the pro forma adjustments utilizing 37.5% effective tax rate in effect as of September 30, 2011.

(g)	The diluted E.P.S. calculation includes the additional 203,218 contingently issuable shares held in escrow as part of the acquisition. As a result of these shares being in escrow they are excluded from the calculation of basic E.P.S.

Michael Baker Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the year ended December 31, 2010

(In thousands, except share amounts)	As Reported (a)	RBF (b)	Pro forma Adjustments		Pro forma As Adjusted
Revenues	$499,353	$102,587	$—		$601,940

Cost of work performed	400,296	74,308	3,176	(c)	477,780

Gross profit	99,057	28,279	(3,176)		124,160

Selling, general and administrative expenses	76,768	28,575	(1,284	)(c)	104,059

Operating income/(loss)	22,289	(296)	(1,892)		20,101

Other income/(expense):
Equity income from unconsolidated subsidiary	2,576	—	—		2,576
Interest income	399	20	(99	)(d)	320
Interest expense	(276)	(187)	187	(e)	(276)
Other, net	(296)	62	—		(234)

Income/(loss) before income taxes and noncontrolling interests	24,692	(401)	(1,804)		22,487
Provision/(benefit) for income taxes	9,246	(49)	(703	)(f)	8,494

Net income/(loss) from continuing operations before noncontrolling interests	15,446	(352)	(1,100)		13,994
Loss from discontinued operations, net of tax	(2,512)	—	—		(2,512)

Net income/(loss) before noncontrolling interests	12,934	(352)	(1,100)		11,482
Less: Income attributable to noncontrolling interests	(768)	—	—		(768)

Net income/(loss) attributable to Michael Baker Corporation	$12,166	$(352)	$(1,100)		$10,714

Average shares outstanding
Basic	8,928,596		—	(g)	8,928,596
Diluted	9,153,011		203,218	(g)	9,356,229

Earnings per share (“E.P.S.”) attributable to Michael Baker Corporation
Basic E.P.S. – Continuing operations	$1.64				$1.48
Diluted E.P.S. – Continuing operations	1.60				1.41
Basic E.P.S. – Net income	1.36				1.20
Diluted E.P.S. – Net income	$1.33				$1.15

(a)	As reported by the Company in its Annual Report on Form 10-K for the year ended December 31, 2010.

(b)	Results of operations of RBF for the year ended December 31, 2010.

(c)	Increase/(decrease) in costs as a result of the acquisition:

	COWP	SG&A
Intangible asset amortization	$3,597	$948
Above-market rent	(421)	—
RBF’s stock-based compensation	—	(1,478)
RBF’s board fees	—	(725)
Life insurance premiums of former RBF officers	—	(29)

Net increase/(decrease) in costs	3,176	$(1,284)

(d)	This adjustment reflects the reduction in interest earned during the period on the cash and cash equivalents used to finance the acquisition. The adjustment assumes an average interest rate of 0.22%.

(e)	Interest expense for RBF was eliminated as a pro forma adjustments as the Company did not assume $3.0 million of RBF’s line of credit borrowings as part of the transaction.

(f)	This is the tax impact of the pro forma adjustments utilizing 39.0% effective tax rate in effect as of December 31, 2010.

(g)	The diluted E.P.S. calculation includes the additional 203,218 contingently issuable shares held in escrow as part of the acquisition. As a result of these shares being in escrow they are excluded from the calculation of basic E.P.S.

Note 1. Basis of Presentation

The unaudited pro forma condensed consolidated balance sheet of Michael Baker Corporation (“The Company”) as of September 30, 2011 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2010, and for the nine months ended September 30, 2011 give effect to the acquisition of 100% of the outstanding shares of RBF on October 3, 2011 (“the Acquisition”). The Company paid approximately $49.3 million at closing for RBF, subject to a Net Working Capital adjustment provision. In addition, immediately prior to closing the Company received $1.2 million from RBF to fund professional liability tail insurance premiums and for bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf. The Company paid approximately $45.7 million from existing cash and cash equivalents, and issued 203,218 shares of the Company’s common stock. The fair market value of the stock on the Acquisition date approximated $3.6 million based on the closing price of $17.65 per share on October 3, 2011. A portion of the Net Working Capital adjustment totaling $4.0 million was remitted to RBF in 2011 and the remaining preliminary estimated balance of approximately $1.0 million is expected to be settled in 2012. Of the total purchase price, the entire $3.6 million balance of the Michael Baker Corporation common shares and $1.7 million in cash was placed in escrow at closing in order to secure potential indemnification obligations of former owners of RBF to the Company for a period of 36 months subsequent to the closing.

The estimated consideration paid for RBF (in thousands):

(In thousands)
Cash consideration paid at closing	$45,730
Fair market value of Michael Baker Corporation common shares transferred at closing	3,587
Cash received from RBF to fund professional liability tail insurance premiums and a bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.	(1,223)
Preliminary net working capital adjustment payable	5,021

Estimated consideration paid	$53,115

The following table summarizes the preliminary allocation of the fair value of the purchase price for the Acquisition as of October 3, 2011:

(In thousands)
Cash	$329
Receivables	36,320
Unbilled revenues on contracts in progress	2,834
Prepaid expenses and other	5,176
Property, Plant and Equipment	6,623
Goodwill	22,012
Other intangible assets	18,379
Accounts payable	(2,907)
Billings in excess of revenues on contracts in progress	(2,035)
Income tax payable	(7,945)
Other accrued expenses	(6,486)
Deferred income tax liability	(19,185)

Total	$53,115

Founded in 1944, RBF is an engineering, planning, surveying and environmental firm based in Irvine, California. RBF has a total of 17 offices located in California, Nevada and Arizona. RBF provides comprehensive planning, design and construction services for its clients including public and governmental agencies, the development community, private enterprise and non-profit agencies.

The unaudited pro forma condensed consolidated balance sheet assumes that the Acquisition occurred on September 30, 2011 and the unaudited pro forma condensed consolidated statements of income assume that the Acquisition occurred on January 1, 2010. The pro forma condensed consolidated statements of income do not include the costs related to the Acquisition. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the Acquisition on the historical financial information of the Company. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial position or results of operations would have been had the Acquisition been consummated on such dates or project the Company’s financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and its Annual Report on Form 10-K for the year ended December 31, 2010, as well as the audited financial statements for RBF for the year ended December 31, 2010, included as Exhibit 99.2 to this Form 8-K/A.

The Acquisition has been accounted for as a business combination under the acquisition method of accounting. Under the acquisition method of accounting, the purchase price was allocated to RBF’s underlying assets and liabilities based on preliminary estimates of their fair values at the date of the Acquisition. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The excess of the purchase price over the preliminary estimated fair value of the underlying assets acquired and liabilities assumed has been recorded as goodwill. Detailed information regarding the final purchase price allocation will be included in Michael Baker Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011.

Note 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments

Pro forma adjustments are necessary to reflect the preliminary allocation of the purchase price, including adjusting assets and liabilities to their estimated fair value and recognizing intangible assets, with related changes in amortization expense, and to reflect the effects of the issuance of Michael Baker Corporation equity necessary to consummate the Acquisition.

The unaudited pro forma condensed consolidated balance sheet assumes that the stock of RBF was acquired on September 30, 2011. The Company did not assume RBF’s debt totaling $3.0 million as part of the transaction. Consideration paid for RBF is based on the existing cash on hand disbursed at closing, the estimated payable derived from the preliminary net working capital adjustment, and the market value of the 203,218 shares of Michael Baker Corporation common stock transferred as of October 3, 2011, offset by the cash received from RBF to fund professional liability tail insurance premiums and for bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.

The Net Working Capital adjustment for the purposes of the pro forma condensed consolidated balance sheet is based on the balance sheet as of October 3, 2011. The Net Working Capital adjustment is expected to be settled in 2012, and the preliminary calculation resulted in the net working capital payable of approximately $5,021,000 payable to the former shareholders of RBF, $4.0 million of which has been paid to date. The preliminary Net Working Capital adjustment has been included as a pro-forma adjustment in the accompanying pro-forma balance sheet.

To reflect the purchase of RBF as of September 30, 2011, the same parameters of the transaction have been assumed, including the $49.3 million purchase price and the $1.2 million of cash received from RBF to fund professional liability tail insurance premiums and for bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf. The excess of the purchase price, including the preliminary Net Working Capital adjustment, over the fair value of the assets acquired and liabilities assumed has been classified as goodwill. As the Company has not yet finalized the allocation of the purchase price, these amounts are subject to adjustment.

The following table sets forth the preliminary estimates of fair values of the identifiable intangible assets acquired with RBF on October 3, 2011 (in thousands):

(In thousands)	Fair Value	Amortizable Life
Project backlog	$4,590	1.3
Customer contracts and related relationships	12,070	10.3
Non-competition agreements	1,069	2.3
Trademark / trade name	650	2.3

Total intangible assets	$18,379

Estimated future amortization expense related to the identifiable intangible assets acquired (in thousands):

For the three months ending December 31, 2011	$967
Fiscal year 2012	4,771
Fiscal year 2013	2,548
Fiscal year 2014	1,889
Fiscal year 2015	1,666
Fiscal year 2016 and thereafter	6,538

Total	$18,379

Project backlog and customer contracts and related relationships represent the underlying relationships and agreements with RBF’s existing customers. Non-compete agreements represent the amount of lost business that could occur if the sellers, in the absence of non-compete agreements, were to compete with the Company. The trade name represents the value of the “RBF” brand. Project backlog, customer contracts and related relationships, non-compete agreements and the trade name intangible assets will be amortized on a basis approximating the economic value derived from those assets. The preliminary estimates of fair values and lives ascribed to these identifiable intangible assets are subject to change as the review and evaluation of these assets are finalized.

The adjustment to fair value RBF’s various real estate operating leases based upon current market rates resulted in an adjustment of approximately $1.4 million in the accompanying condensed consolidated pro-forma balance sheet.

As RBF was required to retire its line of credit borrowings with Wells Fargo Bank, N.A upon close of the transaction, $3.0 million has been included as a pro-forma adjustment for these borrowings.

The issuance of 203,218 common shares of Michael Baker Corporation is included as pro-forma adjustments in Shareholders’ Investment, reflecting an increase of approximately $0.2 million in Common Stock and approximately $3.4 million in Additional Paid-In Capital. These adjustments are offset by the pro-forma adjustments to reflect the elimination of RBF’s equity upon the purchase and consolidation with Michael Baker Corporation.

Note 3. Pro Forma Condensed Consolidated Statements of Income Adjustments

The pro forma condensed consolidated statements of income assume that the Acquisition occurred as of January 1, 2010. The pro-forma condensed consolidated statements of income do not include any costs related to the Acquisition. In addition, the pro-forma condensed consolidated statements of income do not assume any impacts from revenue, costs or other operating synergies that are expected to result from the Acquisition. Pro forma adjustments have been made to reflect amortization of the identifiable intangible assets for the related periods. Identifiable intangible assets are being amortized on a basis approximating the economic value derived from those assets.

Pro-forma adjustments to “Cost of work performed” have been made to reflect amortization of operating leases recorded at fair value and a portion of the intangible assets. Pro-forma adjustments to SG&A have been made to reflect the remaining portion of the intangible amortization expense, costs related to the Acquisition, the elimination of “key man” life insurance policies that RBF had maintained for its former primary shareholders, as well as the elimination of stock-based compensation expense related to RBF’s legacy equity incentive programs.

Pro-forma adjustments have also been made to reflect the elimination of interest expense related to RBF’s borrowings under their line of credit agreement with the Wells Fargo Bank, N.A, which was retired as of the closing date. Additionally, interest income earned on the cash balances held by RBF has also been eliminated as a pro-forma adjustment. An adjustment was also made to reflect a reduction in interest income earned by the Company due to the assumed disbursement of $45.7 million of cash and cash equivalents for the Acquisition as of January 1, 2010, net of the $1.2 million received by the Company from RBF to fund professional liability tail insurance premiums and for bonus payments due in December 2011 that the Company is disbursing on RBF’s behalf.

The pro forma adjustments for the income tax provisions were calculated based upon the statutory rates in effect during the respective periods for which pro forma condensed consolidated statements of income are presented. Actual amounts could vary from these pro forma estimates.